As filed with the Securities and Exchange Commission on March 5, 2004

                                                       Registration No. 33-36658

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------


                           COVANTA ENERGY CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


                 Delaware                                13-5549268
                 --------                                ----------
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                       40 Lane Road, Fairfield, N.J. 07004
                       -----------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                    COVANTA ENERGY GROUP PROFIT SHARING PLAN
             (FORMERLY KNOWN AS OGDEN PROJECTS PROFIT SHARING PLAN)
             ------------------------------------------------------
                            (Full Title of the Plan)



                               Timothy J. Simpson
        Vice President, Associate General Counsel and Associate Secretary
                       40 Lane Road, Fairfield, N.J. 07004
                       -----------------------------------
                     (Name and Address of Agent For Service)

                                 (973) 882-9000
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                              Joseph A. Tato, Esq.
                     LeBOEUF, LAMB, GREENE & MacRAE, L.L.P.
                              125 West 55th Street
                               New York, NY 10019
                                 (212) 424-8000

================================================================================

                          DE-REGISTRATION OF SECURITIES

         On August 31, 1990, the Registrant registered 45,000 shares of its common stock, $0.50 par value per share ("Common Stock"), reserved for issuance under the Registrant's Covanta Energy Group Profit Sharing Plan (the "Plan", formerly known as Ogden Projects Profit Sharing Plan): such shares were registered on a Registration Statement on Form S-8, Registration No. 33-36658, filed with the Securities and Exchange Commission (the "Registration Statement"). The Plan was subsequently merged into the Covanta Energy Savings Plan. Through the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby deregisters any and all remaining unissued shares of Common Stock and any plan interests or participations covered by the Registration Statement, with such de-registration to be effective immediately upon the filing of this Post Effective Amendment No. 1 to the Registration Statement.

Item 8.           Exhibits

Exhibit No.

24.1           Power of Attorney of George L. Farr; Anthony J. Bolland; Norman
               G. Einspruch; Jeffrey F. Friedman; Scott Mackin; Craig G. Matthews; Homer A. Neal; Robert E. Smith; Joseph A. Tato; Helmut Volcker; Robert R. Womack

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on March 5, 2004.


                                          COVANTA ENERGY CORPORATION

                                          By: /s/ Anthony J. Orlando
                                              ----------------------------------
                                              Anthony J. Orlando
                                              President, Chief Executive Officer
                                              and Principal Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                        Title                                 Date
---------                        -----                                 ----
/s/ Anthony J. Orlando           President, Chief Executive Officer    March 5, 2004
------------------------         and Principal Financial Officer
Anthony J. Orlando

/s/ James Reddington             Controller                            March 5, 2004
------------------------
James Reddington

/s/ George L. Farr*              Chairman of the Board of Directors    March 5, 2004
------------------------
George L. Farr

/s/ Anthony J. Bolland*          Director                              March 5, 2004
------------------------
Anthony J. Bolland

/s/ Norman G. Einspruch*         Director                              March 5, 2004
------------------------
Norman G. Einspruch

/s/ Jeffrey F. Friedman*         Director                              March 5, 2004
------------------------
Jeffrey F. Friedman

                                  Director                              March 5, 2004
------------------------
Veronica M. Hagen

/s/ Scott Mackin*                Director                              March 5, 2004
------------------------
Scott Mackin

/s/ Craig G. Matthews*           Director                              March 5, 2004
------------------------
Craig G. Matthews

 /s/ Homer A. Neal*              Director                              March 5, 2004
------------------------
Homer A. Neal

/s/ Robert E. Smith*             Director                              March 5, 2004
------------------------
Robert E. Smith

/s/ Joseph A. Tato*              Director                              March 5, 2004
------------------------
Joseph A. Tato

/s/ Helmut F.O. Volcker*         Director                              March 5, 2004
------------------------
Helmut F.O. Volcker

/s/ Robert R. Womack*             Director                             March 5, 2004
------------------------
Robert R. Womack

*  Pursuant to a Power of Attorney filed as an exhibit hereto.

         Pursuant to the requirements of the Securities Act of 1933, the Covanta Energy Group Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf of the undersigned members of the Administrative Committee of the Covanta Energy Group Profit Sharing Plan thereunto duly authorized, in the City of Fairfield, State of New Jersey on the 5th day of March, 2004.


                                          ADMINISTRATIVE COMMITTEE

                                          By:
                                             -----------------------------------

                                             -----------------------
                                             Plan Administrator